MIRE & ASSOCIATES INC.
PETROLEUM CONSULTANTS

P.O. Box 1218
Katy, TX 77492-1218
Tel: 713-882-9598
www.mireandassociates.com

November 30, 2010

Jurasin Oil & Gas, Inc.
9700 Richmond Ave, Suite 124
Houston, Texas 77042-4821

ATTN: Mr. John Jurasin

SUBJECT: MUSTANG ISLAND BLOCK 758, OFFSHORE TEXAS
MEDCO – OCS G23135 B-1 WELL RESERVES

Mr. Jurasin,

I have prepared an estimate of the reserves, future production and income attributable to the subject well, as of January 1, 2010. At your request cash flows were generated for the Jurasin Oil & Gas ("Jurasin") proved developed reserves interest using the 2009 Benchmark Oil and Gas Prices (Average of the previous 12 months' first-day-of-the-month prices) in accordance with the new SEC pricing guidelines. (Natural gas -- $3.78 / MMBTU and Crude Oil -- $61.18 / barrel). The reserves in this report are based on the definitions contained in the United States Securities and Exchange Commission Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10 (a). An excerpt from these Regulations is attached to this report.

The results of my study for the proved developed reserves on a net basis are as follows:

Net Developed Reserves	Producing	Behind Pipe	Total
Natural Gas - MMCF	79.44	533.68	613.12
Crude Oil - Mbbl	0.06	0.58	0.64
Income Data ($M)			
Future Net Revenue	303.67	2,052.52	2,356.18
Operating Costs	43.47	232.14	275.60
Capital Costs	0.00	573.75	573.75
Future Net Income	260.20	1,246.63	1,506.83
Future Net Income @ PV 10%	234.88	517.72	752.60

Numbers may not add due to rounding. (See attached Economic Summary Projection).

DISCUSSION

These reserve estimates are based on an update of a 1/1/2008 reserves report from Excalibur Ventures, Inc. The B-1 Well is operated by Medco Energy. Reserves were projected for the well based on producing the Marg A-2 Stray reservoir through the long string at its historical decline trend. A recompletion to the MA-B reservoir is projected after depletion of the Marg A-2. A recompletion is then projected to produce the Marg A Upper reservoir. Subsequent recompletions were projected to deplete the Marg A-2, Rob M and Rob L reservoirs.

METHOD OF APPRAISAL

The property has been evaluated on the basis of future net cash flow or income. This income will accrue to the appraised interest as the well is produced to its economic limit. This cash flow has been discounted at 10% per year. The future net cash flows that were generated include capital costs, operating expenses and plug and abandon expenses. Operating costs were supplied by Jurasin and capital costs were estimated based on historical data from similar well operations. No provision has been made for any salvage value.

RESERVE DETERMINATION

Reserves were estimated for the well by using engineering and geologic methods widely accepted in the industry. For the producing reservoirs performance methods were used to estimate reserves. Extrapolations were made of various historical data including oil, gas and water production and pressure data. For the behind pipe reservoirs reserve estimates were made by volumetric methods or by analogy to wells and reservoirs in the field area.

Titles to the evaluated property have not been examined or independently confirmed. The data used in this evaluation was supplied by Jurasin Oil & Gas or obtained from public sources. All estimates are a function of the quality of the available data.

In my opinion the reserve estimates presented in this report are reasonable and were made with generally accepted engineering and evaluation principles.

Thanks for letting me help with this.

Sincerely,

Kurt Mire

Kurt Mire
Petroleum Engineering Consultant

The following is an excerpt. For the full text please refer to United States Securities and Exchange Commission Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10 (a)

(a) Definitions. The following definitions apply to the terms listed below as they are used in this section:

(6) *Developed oil and gas reserves*. Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

(22) *Proved oil and gas reserves*. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible-from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations-prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Date : 12/06/2010 10:44:19AM
Partner : All Cases

Total

ECONOMIC SUMMARY PROJECTION

AQUAMARINE MEDCO B-1
Custom Selection
Discount Rate : 10.00
As of : 01/01/2010

JURASIN OIL & GAS INTEREST
SEC PRICING ($3.78 GAS & $61.18 OIL)

Est. Cum Oil (Mbbl) : **0.90**
Est. Cum Gas (MMcf) : **848.43**
Est. Cum Water (Mbbl) : **13.34**

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2010		0.36	468.29	0.03	41.74	42.56	3.78	159.11	0.00	10.40	0.00	0.00	148.72	142.37
2011		0.20	236.27	0.02	21.06	61.18	3.78	80.67	0.00	10.40	0.00	0.00	70.27	203.30
2012		0.11	119.44	0.01	10.64	61.18	3.78	40.83	0.00	10.40	0.00	0.00	30.43	227.22
2013		0.06	60.03	0.01	5.35	61.18	3.78	20.55	0.00	10.40	0.00	0.00	10.15	234.46
2014		0.89	702.62	0.08	62.62	61.18	3.78	241.55	0.00	9.45	0.00	16.88	215.22	370.04
2015		0.76	677.51	0.07	60.38	61.18	3.78	232.37	0.00	10.40	0.00	0.00	221.97	498.89
2016		0.44	457.65	0.04	40.79	61.18	3.78	156.57	0.00	10.40	0.00	0.00	146.18	575.71
2017		0.25	307.43	0.02	27.40	61.18	3.78	104.96	0.00	10.40	0.00	0.00	94.56	620.69
2018		0.15	207.20	0.01	18.47	61.18	3.78	70.61	0.00	10.40	0.00	0.00	60.21	646.62
2019		0.09	139.65	0.01	12.45	61.18	3.78	47.51	0.00	10.40	0.00	0.00	37.12	661.10
2020		0.05	94.33	0.00	8.41	61.18	3.78	32.05	0.00	10.40	0.00	0.00	21.66	668.75
2021		0.03	63.37	0.00	5.65	61.18	3.78	21.51	0.00	10.40	0.00	0.00	11.11	672.31
2022		0.03	57.77	0.00	5.15	61.18	3.78	19.65	0.00	9.54	0.00	16.88	-6.76	670.51
2023		0.40	365.31	0.04	32.56	61.18	3.78	125.28	0.00	10.40	0.00	0.00	114.88	700.68
2024		0.22	163.75	0.02	14.59	61.18	3.78	56.39	0.00	10.40	0.00	0.00	46.00	711.63
Rem.		3.15	2,758.73	0.28	245.87	61.18	3.78	946.58	0.00	121.48	0.00	540.00	285.10	40.97
Total	**27.1**	**7.18**	**6,879.35**	**0.64**	**613.12**	**60.26**	**3.78**	**2,356.18**	**0.00**	**275.60**	**0.00**	**573.75**	**1,506.83**	**752.60**
Ult.		**8.08**	**7,727.78**											

Eco. Indicators

Return on Investment (disc) :	8.919
Return on Investment (undisc) :	3.626
Years to Payout :	5.33
Internal Rate of Return (%) :	>1000

Present Worth Profile (M$)

PW	**5.00% :**	**1,026.53**	**PW**	**20.00% :**	**472.90**
PW	**8.00% :**	**845.45**	**PW**	**30.00% :**	**338.04**
PW	**10.00% :**	**752.60**	**PW**	**40.00% :**	**262.09**
PW	**12.00% :**	**676.07**	**PW**	**50.00% :**	**215.36**
PW	**15.00% :**	**584.19**	**PW**	**60.00% :**	**184.71**

Date: 12/06/2010 10:46:16AM
Partner : All Cases
Retrieval Code : P56468
Reserve Cat. : Proved Producing
Location :
Archive Set : 2010 RPT

ECONOMIC PROJECTION

AQUAMARINE MEDCO B-1
Custom Selection
Discount Rate : 10.00
As of : 01/01/2010

Case : OCS G23135 B-1 LS
Type : LEASE CASE
Field : MUSTANG ISLAND BLOCK 0757
Operator : MEDCO ENERGI
Reservoir : MARG A-2 STR
Co., State : MG IS LB, TX
API No. : 42702402950101

Est. Cum Oil (Mbbl) : **0.44**
Est. Cum Gas (MMcf) : **222.80**
Est. Cum Water (Mbbl) : **0.40**

JURASIN OIL & GAS INTEREST
SEC PRICING ($3.78 GAS & $61.18 OIL)

Year	Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2010	0.36	468.29	0.03	41.74	42.56	3.78	159.11	0.00	10.40	0.00	0.00	148.72	142.37
2011	0.20	236.27	0.02	21.06	61.18	3.78	80.67	0.00	10.40	0.00	0.00	70.27	203.30
2012	0.11	119.44	0.01	10.64	61.18	3.78	40.83	0.00	10.40	0.00	0.00	30.43	227.22
2013	0.06	60.03	0.01	5.35	61.18	3.78	20.55	0.00	10.40	0.00	0.00	10.15	234.46
2014	0.01	7.32	0.00	0.65	61.18	3.78	2.51	0.00	1.89	0.00	0.00	0.62	234.88
Rem.	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total 4.2	**0.73**	**891.35**	**0.06**	**79.44**	**52.08**	**3.78**	**303.67**	**0.00**	**43.47**	**0.00**	**0.00**	**260.20**	**234.88**
Ult.	**1.16**	**1,114.14**											

Major Phase :	Gas		
Initial Rate :	53,818.43	Mcf/month	
Abandonment :	3,069.87	Mcf/month	
Initial Decline :	49.570	%/year	b = 0.00
Initial Ratio :	0.001	bbl/Mcf	
Abandon Ratio :	0.001	bbl/Mcf	
Abandon Day :	03/09/2014		

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%) :	0.00

	Initial	1st Rev.	2nd Rev.
Working Interest :	0.11250000	0.00000000	0.00000000
Revenue Interest :	0.08912500	0.00000000	0.00000000
Rev. Date :			

Present Worth Profile (M$)

PW 5.00% :	**246.96**	**PW 20.00% :**	**213.70**
PW 8.00% :	**239.58**	**PW 30.00% :**	**195.80**
PW 10.00% :	**234.88**	**PW 40.00% :**	**180.54**
PW 12.00% :	**230.34**	**PW 50.00% :**	**167.41**
PW 15.00% :	**223.83**	**PW 60.00% :**	**156.03**

Date : 12/06/2010 10:44:19AM
Partner : All Cases

ECONOMIC SUMMARY PROJECTION

Proved Behind Pipe Rsv Class & Category

AQUAMARINE MEDCO B-1
Custom Selection
Discount Rate : 10.00
As of : 01/01/2010

JURASIN OIL & GAS INTEREST
SEC PRICING ($3.78 GAS & $61.18 OIL)

Est. Cum Oil (Mbbl) : 0.00
Est. Cum Gas (MMcf) : 0.00
Est. Cum Water (Mbbl) : 0.00

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2010		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2011		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2012		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2013		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2014		0.88	695.30	0.08	61.97	61.18	3.78	239.04	0.00	7.57	0.00	16.88	214.60	135.16
2015		0.76	677.51	0.07	60.38	61.18	3.78	232.37	0.00	10.40	0.00	0.00	221.97	264.02
2016		0.44	457.65	0.04	40.79	61.18	3.78	156.57	0.00	10.40	0.00	0.00	146.18	340.83
2017		0.25	307.43	0.02	27.40	61.18	3.78	104.96	0.00	10.40	0.00	0.00	94.56	385.81
2018		0.15	207.20	0.01	18.47	61.18	3.78	70.61	0.00	10.40	0.00	0.00	60.21	411.74
2019		0.09	139.65	0.01	12.45	61.18	3.78	47.51	0.00	10.40	0.00	0.00	37.12	426.22
2020		0.05	94.33	0.00	8.41	61.18	3.78	32.05	0.00	10.40	0.00	0.00	21.66	433.87
2021		0.03	63.37	0.00	5.65	61.18	3.78	21.51	0.00	10.40	0.00	0.00	11.11	437.43
2022		0.03	57.77	0.00	5.15	61.18	3.78	19.65	0.00	9.54	0.00	16.88	-6.76	435.63
2023		0.40	365.31	0.04	32.56	61.18	3.78	125.28	0.00	10.40	0.00	0.00	114.88	465.81
2024		0.22	163.75	0.02	14.59	61.18	3.78	56.39	0.00	10.40	0.00	0.00	46.00	476.75
Rem.		3.15	2,758.73	0.28	245.87	61.18	3.78	946.58	0.00	121.48	0.00	540.00	285.10	40.97
Total	**27.1**	**6.46**	**5,988.00**	**0.58**	**533.68**	**61.18**	**3.78**	**2,052.52**	**0.00**	**232.14**	**0.00**	**573.75**	**1,246.63**	**517.72**
Ult.		**6.46**	**5,988.00**											

Eco. Indicators

Return on Investment (disc) :	6.447
Return on Investment (undisc) :	3.173
Years to Payout :	6.79
Internal Rate of Return (%) :	450.00

Present Worth Profile (M$)

PW 5.00% :	**779.57**	**PW 20.00% :**	**259.20**
PW 8.00% :	**605.87**	**PW 30.00% :**	**142.24**
PW 10.00% :	**517.72**	**PW 40.00% :**	**81.55**
PW 12.00% :	**445.73**	**PW 50.00% :**	**47.94**
PW 15.00% :	**360.37**	**PW 60.00% :**	**28.68**